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                                                                 EXHIBIT 3.4(ix)


                 WAIVER AND AMENDMENT NO. 8 TO CREDIT AGREEMENT

                 This Waiver and Amendment No. 8 to Credit Agreement ("Amendment No. 8") dated as of February 24, 1997 is made by and among SPX Corporation, a Delaware corporation (the "Borrower"), each of the Lenders and The First National Bank of Chicago, individually and as agent for the Lenders.

                                R E C I T A L S

                 A. The parties hereto are party to a certain Credit Agreement dated as of March 24, 1994 (as heretofore amended, the "Credit Agreement"). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

                 B. The parties hereto desire to enter into this Amendment No. 8 in order to (a) amend the definition of EBITDA contained in the Credit Agreement and Section 6.32 of the Credit Agreement as more fully described hereinafter and (b) waive a currently existing Default under the Credit Agreement more fully described hereinafter.

                 NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the Agent, the Lenders and the Borrower agree as follows:

                 1.       Amendments.

                 1.1      Amendment of Definition of EBITDA.        The
Definition of "EBITDA" contained in Article I of the Credit Agreement is hereby amended by adding a proviso at the end of such definition to read as follows:

         "provided, however, that such amount shall be computed without giving effect to the one time non-cash write off of goodwill in the amount of $67,800,000 associated with the Borrower's acquisition of Bear Automotive Service Equipment Company and Allen Test Products Division of The Allen Group, Inc. taken in the Borrower's fiscal quarter ending December 31, 1996."


                 1.2 Amendment of Section 6.32. Section 6.32 of the Credit Agreement is hereby amended by deleting it in its entirety.

                 2. Waiver. By its signature below each of the undersigned Lenders hereby specifically waives any objection that it may have and any Default caused by the violation of Section 6.10 of the Credit Agreement as a result of the Borrower having declared a cash dividend for its fiscal quarter ended December 31, 1996 in violation of the terms of Section 6.10 of the Credit Agreement provided that such declaration is in compliance with the terms of Section 6.10 of the Credit Agreement after giving effect to the amendment contained in paragraph 1.1 of this Amendment No. 8. This specific waiver applies only to the above-specified write off of goodwill.

                 3. Representations and Warranties. The Borrower represents and warrants that: (a) this Amendment No. 8 is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principals of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and (b) after giving effect to the execution of this Amendment No. 8, no Default or Unmatured Default has occurred and is continuing.

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                 4.       Effective Date.  Each waiver amendment contained in
this Amendment No. 8 shall become effective only upon receipt by the Agent (with sufficient copies for the Lenders) of written agreement thereto by the Agent, the Required Lenders and the Borrower. The date upon which the above condition has been satisfied is the "Effective Date."

                 5. Effect of Amendment. Upon execution of this Amendment No. 8 and the occurrence of the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words like import, and each reference to the Credit Agreement in any of the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby. Except as specifically set forth above, the Credit Agreement, the Exhibits and Schedules thereto and the Notes shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

                 6. Counterparts. This Amendment No. 8 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one instrument.

                 7. Governing Law. This Amendment No. 8 shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be executed by their duly authorized representatives as of the date first written above.


                                   SPX CORPORATION

                                   By:  P. J. O'Leary
                                      --------------------------------------

                                   Title:  Vice President Finance, Treasuer
                                           and Chief Financial Officer
                                         -----------------------------------

                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, individually as a Lender and
                                   as Agent

                                   By:  Patricia N. Besser
                                      --------------------------------------

                                   Title:  Vice President
                                         -----------------------------------


                                   THE BANK OF NEW YORK, as Lender

                                   By:        John M. Lokay, Jr.
                                      --------------------------------------

                                   Title:     Vice President
                                         -----------------------------------



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                                   THE BANK OF NOVA SCOTIA,
                                   as Lender

                                   By: F.C.H. Ashby
                                      --------------------------------------

                                   Title:  Senior Manager Loan Operations
                                         -----------------------------------


                                   MICHIGAN NATIONAL BANK,
                                   as Lender

                                   By:          Joseph M. Redoutey
                                      --------------------------------------

                                   Title:       Relationship Manager
                                         -----------------------------------


                                   SUMITOMO BANK,  as Lender

                                   By:  Hiroyuki Iwami
                                      --------------------------------------

                                   Title: Joint General Manager
                                         -----------------------------------


                                   THE YASUDA TRUST & BANKING CO., LTD.,
                                   as Lender

                                   By:  Joseph C. Meek
                                      --------------------------------------

                                   Title:  Deputy General Manager
                                         -----------------------------------


                                   MITSUBISHI TRUST & BANKING
                                   CORPORATION, as Lender

                                   By:  Aaki Yamagishi
                                      --------------------------------------

                                   Title:  Chief Manager
                                         -----------------------------------


                                   COMERICA BANK, as Lender

                                   By:  James R. Grossett
                                      --------------------------------------

                                   Title:  Vice President
                                         -----------------------------------


                                   OLD KENT BANK, as Lender

                                   By:  Richard K. Russo
                                      --------------------------------------

                                   Title:  Vice President
                                         -----------------------------------





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                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                   as Lender

                                   By:  Friedrich N. Wilms
                                      --------------------------------------

                                   Title:  Vice President
                                         -----------------------------------




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